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                                                                    EXHIBIT 99.3

                             JOINT FILING AGREEMENT


         We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

    Dated June 22, 2000.

                             VULCAN VENTURES INCORPORATED



                             By: /s/ William D. Savoy
                                ------------------------------------------------
                                William D. Savoy, Vice President



                                  *
                                ------------------------------------------------
                                Paul G. Allen


                            *By: /s/ William D. Savoy
                                ------------------------------------------------
                                William D. Savoy as Attorney-in Fact for Paul G. Allen pursuant to a Power of Attorney filed on August 30, 1999, with the Schedule 13G of Vulcan Ventures Incorporated and Paul G. Allen for Pathogenesis, Inc. and incorporated herein by reference.